UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_______________________________

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Kadmon Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Kadmon Holdings, Inc. (the "Company") is providing this supplement (this "Supplement") to its definitive proxy statement filed with the Securities and Exchange Commission and distributed in connection with the Company's 2019 Annual Meeting of Stockholders to be held on May 15, 2019 (the "Proxy Statement"). This Supplement is being filed solely to correct an error in, and to replace in its entirety, Appendix A to the Proxy Statement, which included a copy of the form of the proposed amendment to the Company's certificate of incorporation described in Proposal No. 3 in the Proxy Statement. To correct this error, and to replace Appendix A in the Proxy Statement in its entirety, a revised copy of the form of the proposed amendment to the Company's certificate of incorporation is included in this Supplement.

Important Information

This Supplement should be read in conjunction with the Proxy Statement. Except as described in this Supplement, this Supplement does not modify, amend, change, update or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or review your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
KADMON HOLDINGS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Kadmon Holdings, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

"ARTICLE IV A. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 410,000,000 shares, consisting of: 400,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock")."

SECOND: This Certificate of Amendment shall be effective at 5:00 p.m., Eastern time, on                , 2019.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                    , 2019.

KADMON HOLDINGS, INC.
By:	Steven N. Gordon, Esq. Executive Vice President and General Counsel